SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


   Date of Report (Date of earliest event reported): November 7, 2006


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On November 7, 2006, the Registrant Sonex Research, Inc. ("Sonex") issued a news release announcing the signing of an Exclusive License Agreement (the "License") and a Collaboration Agreement with Insitu, Inc. (Bingen, WA, www.insitu.com), a pioneer developer of long-range, unmanned, autonomous aircraft. The registrant also posted the following announcement regarding the signing of the agreements with Insitu to its website www.sonexresearch.com:



                      SONEX SIGNS LICENSE AND COLLABORATION
                             AGREEMENTS FOR ITS UAS
                          HEAVY FUEL ENGINE TECHNOLOGY


ANNAPOLIS, MARYLAND, November 7, 2006 - SONEX RESEARCH, INC. (OTC SONX), a leader in the field of combustion technology, announced that it has licensed a part of the patented Sonex Combustion System (SCS) heavy fuel engine (HFE) technology to Insitu, Inc. (Bingen, WA), a pioneer developer of long-range, unmanned, autonomous aircraft. Insitu is best known for its long endurance, low cost unmanned aerial systems (UAS) including the Insight(TM), the ScanEagle(R) UAS, developed in partnership with Boeing [NYSE: BA], and the GeoRanger(TM), UAS, developed in partnership with Fugro Airborne Surveys. Sonex and Insitu have also entered into a Collaboration Agreement under which the parties will consult and cooperate to identify potential new projects including the continued development and commercial application of the SCS HFE(TM) technology.

Pursuant to an Exclusive License Agreement signed this week with Insitu, over the next sixty days Sonex will receive cash payments for non-refundable advance royalties and an exclusivity fee totaling $450,000. In June 2006 upon signing a letter of intent with Insitu, Sonex received a $50,000 advance payment in anticipation of execution of the License. The license is exclusive to Insitu for UAS engines up to a certain engine size. Sonex will also receive per unit royalties from Insitu for each engine produced. The amount of the royalty is dependent on engine size and is subject to adjustment depending on engine volumes and the emergence of competitive HFEs.

Under the Collaboration Agreement, the parties will consult and cooperate to identify potential new projects including the continued development and commercial application of the SCS HFETM technology. The Collaboration Agreement provides for minimum consulting fees to Sonex of $240,000 over the next two years, with such amounts subject to adjustment under certain conditions including specified changes in Sonex personnel. The Collaboration Agreement also grants Insitu the right to solicit the employment of Sonex personnel, including consultants.

Further details of the two agreements remain confidential to maintain the competitive positions of both companies.

The Department of Defense (DoD) now desires engines used in UASs and other military applications for which gasoline storage and use are undesirable, to operate on less volatile, heavy fuels to reduce the hazard associated with gasoline. Sonex has established a viable HFE technology baseline by applying its patented SCS modified combustion chamber design and proprietary starting system to the conversion of lightweight, spark-ignited (SI), two-stroke gasoline engines for use in military applications such as UASs to start and operate with reduced fuel consumption and low smoke on kerosene-based heavy fuels JP-5, JP-8 and D-2 diesel (with lubricant additive) while retaining the ignition precision of the SI process. The SCS process for two-stroke engines achieves in-cylinder control of ignition and combustion through the chemical/turbulent enhancement of combustion via combustion chamber modifications that change the chemical characteristics and fuel disbursement characteristics within the combustion chamber.

Sonex has previously announced two development and testing agreements with an unnamed customer, now identified as Insitu. The first in October 2005 was for the development of a combustion system to convert the small, two-stroke, SI gasoline engine used in the ScanEagle to heavy fuel operation. Following the successful demonstration in February 2006 of a "Proof of Concept" laboratory SCS HFE prototype operating on JP-5 heavy fuel, the Company announced the award in March 2006 of a follow-on Phase 2 project to develop, fabricate and qualify pre-production, flight ready SCS HFEs. A significant accomplishment of Phase 2 has been the ability to reliably start the SCS HFE at cold temperatures.

Dr. Steven M. Sliwa, President and CEO of Insitu said, "Our primary focus in this effort has been to deliver a heavy fuel engine solution to our customer and today's announcement demonstrates the progress we've made with Sonex's technology. It is a testament to the skill and combined talents of our respective teams that we've been able to meet our goal so successfully." Sliwa continued, "All of our customers have indicated the high desire for this capability, and we plan to start flying the solution in the coming weeks."

Dr. Andrew A. Pouring, Sonex Chairman of the Board, CEO and President, said "Sonex is pleased to be working with the highly professional and technically knowledgeable members of the Insitu team who understand the significance of achieving low temperature starting and operation of diesel type fuels in SI carbureted engines in their UASs, in particular the improved safety impact on our Armed Forces. The license agreement with Insitu is a significant milestone in the history of this company. We are excited with the prospect of production HFEs incorporating the SCS technology, which would serve as validation of Sonex's patented small HFE technology."

Dr. Pouring added that "Without the many hours of dedicated work and inspired innovation of the entire Sonex staff, this advance could not have happened. In spite of the persistent pressure of the misguided securities litigation still being pursued against the Company which has hindered our progress by diverting management's attention from making this business a success, the support of the majority of our shareholders has contributed to this important event."

Sonex reports that as a condition of the execution of the License and Collaboration Agreements with Insitu, the holders of liens on the Company's patents were required to subordinate their security interest on the Sonex small HFE technology patent that is the subject of the License, to the Exclusive License Agreement. These individuals are Dr. Andrew A. Pouring, Sonex Chairman of the Board, CEO and President, George E. Ponticas, Sonex CFO, Secretary and director, Sonex shareholder and consultant Michael I. Keller, and Sonex shareholder Sidney L. Gulick, 3d. Sonex executed loan and security agreements early in 2005 granting security interests in its patents to these individuals to secure payment of compensation being deferred, existing and new loans made to Sonex, and personal financial guaranties by Dr. Pouring of Sonex credit card obligations.


Sonex plans to use the proceeds from this transaction to make substantial payments on notes payable to Mr. Gulick and Mr. Keller, unpaid compensation and consulting fees, Sonex credit card obligations personally guaranteed by Dr. Pouring, and other current liabilities. In addition, management plans to seek professional advice to address the many corporate, organizational, financial and other challenges facing Sonex.


Contact: George E. Ponticas, CFO, Sonex Research, Inc., tel: 410-266-5556, email: george.ponticas@sonex-na.com, website: www.sonexresearch.com; Chesua Patte, Media Relations, Insitu, tel: 509-493-8600, email: chesua.patte@insitu.com, website: www.insitu.com.


About Insitu

Insitu, located in Bingen, Washington, develops Unmanned Aerial Systems (UASs) for commercial and military applications. Insitu introduced the first Unmanned Aerial Vehicle (UAV) to cross the Atlantic Ocean and has partnered with Boeing to develop ScanEagle and Fugro Airborne Surveys to develop GeoRanger. For more information about the company, see www.insitu.com.


About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UASs (unmanned aerial systems).


CAUTION REGARDING FORWARD-LOOKING STATEMENTS

"Forward-looking" statements contained in this report, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements.


RISK FACTORS

Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission (SEC) under the heading "Risk Factors". Such filings are available upon request from the Company or online in the SEC's EDGAR database at www.sec.gov. The Company, however, is delinquent in its filings with the SEC. It has not filed Annual Reports on Form 10-KSB for the years ended December 31, 2004 and 2005 primarily because it lacks the financial resources to engage an independent registered public accounting firm to conduct audits of the related financial statements, and because it lacks the staffing to prepare the Form 10-KSB due in large part to the amount of time management has devoted and the amount of funds the Company has spent in responding to litigation. For the same reasons, the Company has been unable to file its Quarterly Reports on Form 10-QSB for 2005 and 2006. The Company is unable to predict when it will be able to make these filings and there can be no assurance that the filings will be made at all. In addition, there can be no assurance that a public market for the Company's Common Stock will continue to exist.


ScanEagle(R) is a registered  trademark of the Boeing  Company.
Insight(TM) and SeaScan(TM) are trademarks of Insitu, Inc.
GeoRanger(TM) is a trademark of Fugro Airborne Surveys.


                                 ###


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 7, 2006


SONEX RESEARCH, INC.
Registrant



/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary